ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

March 5, 2026

CAMP4 Therapeutics Corporation
One Kendall Square, Building 1400 West, 3rd Floor
Cambridge, MA 02139

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the registration statement on Form S-8 (the “Registration Statement”), filed by CAMP4 Therapeutics Corporation, a Delaware corporation (the “Company”), on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of (i) 3,114,156 shares of common stock, $0.0001 par value per share (the “Common Stock”) of the Company (the “Plan Shares”) issuable under the Company’s 2024 Equity Incentive Plan and 2024 Employee Stock Purchase Plan (each, a “Plan” and collectively, the “Plans”), and (ii) an aggregate of 188,000 shares of Common Stock (the “Inducement Shares” and, together with the Plan Shares, the “Shares”) issuable upon the exercise of certain stock options granted by the Company to certain employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement to each such person entering into employment with the Company (collectively, the “Inducement Grants”).

We are familiar with the actions taken by the Company in connection with the adoption of the Plans and the award of the Inducement Grants. We have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold in accordance with the terms of the applicable Plan or the Inducement Grants, as applicable, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP